Exhibit 3.1

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                        OF DLJ MORTGAGE ACCEPTANCE CORP.


It is hereby certified that:

         1. The name of the Corporation (hereinafter called the "Corporation") is DLJ Mortgage Acceptance Corp.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and substituting in lieu of said Article the following new Article:

         "Article 1: The name of the Corporation is Credit Suisse First Boston Mortgage Acceptance Corp."

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on January 24, 2002.



                                            /s/ Rhonda G. Matty
                                            ------------------------------------
                                            Rhonda G. Matty, Assistant Secretary

                          DLJ MORTGAGE ACCEPTANCE CORP.

                            Certificate of Amendment
                            ------------------------

                                       of

                          Certificate of Incorporation
                          ----------------------------

         DLJ Mortgage Acceptance Corp. (herein called the Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That by unanimous written consent of all its Directors dated September 1, 1988, resolutions were duly adopted (i) setting forth proposed amendments to Articles THIRD and SEVEN of the Certificate of Incorporation of the Corporation, (ii) declaring such proposed amendments to be advisable and
(iii) directing that such proposed amendments be considered by the Stockholder of the Corporation.

         SECOND: That thereafter, the Stockholder of the Corporation, by unanimous written consent dated September 1, 1988, consented to the adoption of such resolutions in favor of such proposed amendments.

         THIRD: That the amendments to Articles THIRD and SEVEN of the Certificate of Incorporation duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware are as follows:

         (a) Article THIRD is hereby amended to read in its entirety as follows: THIRD: The purpose of the Corporation is limited to:
                  (a) issuing and selling one or more series of certificates ("Certificates") evidencing beneficial interests in mortgage assets, investing in certain mortgage assets to be purchased with the proceeds of Certificates or in exchange for all or part of such Certificates and taking other actions related thereto, and (b) acting as settlor or depositor of trusts formed to issue series of Certificates and depositing mortgage assets in such Trusts and investing in or selling beneficial interests in such Trusts.

         (b) Article SEVEN is hereby amended by adding new subsections 9, 10, and 11 which shall read in their entirety as follows:

                  (9) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. At least one director and one executive officer of the Corporation (who may be the same person) will not be a director, officer or employee of any direct or ultimate parent of the Corporation.

                  (10) The Corporation's assets will not be commingled with those of any direct or ultimate parent to the Corporation.

                  (11) The Corporation will maintain separate corporate records and books of account from those of any direct of ultimate parent of the Corporation.

         FOURTH: The capital of the Corporation will not be reduced under or by reason of the aforesaid amendments.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and the certificate to be signed by Thomas E. Siegler, Vice-President and Claire M. Power, Assistant Secretary, this 21st day of September, 1988.

                                               DLJ MORTGAGE ACCEPTANCE CORP.


                                               /s/ Thomas E. Siegler
                                               -----------------------------
                                               Thomas E. Siegler
                                               Vice-President

(Corporate Seal)

Attest:

/s/ Claire M. Power
-------------------
Claire M. Power
Assistant Secretary

                          DLJ MORTGAGE ACCEPTANCE CORP.

                            Certificate of Amendment
                            ------------------------

                                       of
                                       --

                          Certificate of Incorporation
                          ----------------------------

         DLJ Mortgage Acceptance Corp. (herein called the Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That by unanimous written consent of all its Directors dated April 30, 1998, resolutions were duly adopted (i) setting forth a proposed amendment to Article THIRD of the Certificate of Incorporation of the Corporation, (ii) declaring such proposed amendment to be advisable and (iii) directing that such proposed amendment be considered by the Stockholder of the Corporation.

         SECOND: That thereafter, the Stockholder of the Corporation, by unanimous written consent dated April 30, 1998, consented to the adoption of such resolutions in favor of such proposed amendment.

         THIRD: That the amendment to Article THIRD of the Certificate of Incorporation duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware is as follows:

         Article THIRD is hereby amended to read in its entirety as follows:

         (a) issuing and selling one or more series of certificates ("Certificates") evidencing beneficial interests in mortgage assets or issuing or causing a trust on its behalf to issue one or more series of Notes ("Notes", and together with the Certificates, the "Securities") representing indebtedness secured by mortgage assets, investing in certain mortgage assets to be purchased with the proceeds of Securities or in exchange for all or part of such Securities and taking other actions related thereto, and (b) acting as settlor or depositor of trusts formed to issue series of Securities and depositing mortgage assets in, or pledging mortgage assets to, such trusts and investing in or selling beneficial interest in such trusts.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and the certificate to be signed by Marjorie S. White, Secretary and Claire M. Power, Assistant Secretary, this 30th day of April, 1998.

                                                DLJ MORTGAGE ACCEPTANCE CORP.


                                                /s/ Marjorie S. White
                                                -----------------------------
                                                Marjorie S. White
                                                Secretary

(Corporate Seal)

Attest:

/s/ Claire M. Power
-------------------
Claire M. Power
Assistant Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                          DLJ MORTGAGE ACCEPTANCE CORP.


                     Pursuant to the General Corporation Law

                            of the State of Delaware


         FIRST: The name of the Corporation is DLJ Mortgage Acceptance Corp.

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name and address of the Corporation's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), all of which shall be of the par value of ten cents ($0.10) each, amounting in the aggregate to one hundred dollars ($100.00).

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directions and the stockholders:

         1. Election of directors need not be by ballot. The Board of Directors shall have the power to make, alter, amend and repeal the By-Laws of the Corporation.

         2. Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time having voting power for the election of directors.

         3. In the event that any contract or other transaction to which this Corporation is a party would be affected by the fact that any directors or officers of this Corporation are directors, officers, creditors, stockholders, partners, or otherwise interested in any other party to such contract, or are parties to or are otherwise interested in such contract or other transaction, then, in any such event, such contract or other transaction shall not be affected by such fact if such contract or other transaction shall be approved or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors. In the absence of actual fraud, no director or officer shall be liable to account to the Corporation for any profit realized by him from or through any such contract or other transaction of the types described above in this paragraph ratified or approved as aforesaid, by reason of his interest in any such contract or other transaction.

                  Directors interested in any such contract or other transaction of the types described in the foregoing paragraph may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum to consider and vote on any such contract or other transaction.

                  Any contract or other transaction that shall be approved or ratified by the vote of the holders of a majority of the stock of the Corporation at the time having voting power for the election of directors present, in person or by proxy, at any annual or special meeting of stockholders (provided that a lawful quorum of such stockholders be there present in person or by proxy) shall, except as otherwise provided by law, be as valid and as binding upon the Corporation and upon all its stockholders as though it had been approved or ratified by every stockholders of the Corporation.

         4. The Board of Directors may, be resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         5. The Board of Directors shall have power to authorize and cause to be executed and delivered mortgages and instruments of pledge, and any other instruments creating liens, on the real and personal property of the Corporation; to fix the times for the declaration and payment of dividends; to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and to make and determine the use and disposition of any surplus (whether capital, earned or other surplus) or net profits over and above the capital of the Corporation, and in its discretion, the Board of Directors may use and apply any such surplus or net profits in purchasing or acquiring shares of its own stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient. The shares of such stock so purchased or acquired may be resold, except as otherwise provided by law.

         6. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by the General Corporation Law of the State of Delaware or herein. The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by law, by the By-Laws and otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation, and of any amendments thereto, and to the By-Laws.

         7. A director, or a member of any committee designated by the Board of Directors pursuant to authority hereinbefore conferred, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation, its stockholders, its Board of Directors or any such committee, by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation. Without prejudice to the generality of the foregoing, a director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         8. Whenever under the provisions of the laws of the State of Delaware or this Certificate of Incorporation the vote of the holders of Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with and such actions may be effectively and validly taken on the written consent of the holders of not less than a majority of the shares of Common Stock then outstanding, provided that in no case shall such written consent be by the holders of Common Stock having less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided, further, that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

         EIGHTH: (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nola contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made

(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, ever if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

         (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

         NINTH: (a) The name and address of the incorporator is Thomas E. Siegler and his mailing address is 140 Broadway, 30th Floor, New York, New York 10005.

         (b) The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are set forth below:

                  Name                                       Address
                  ----                                       -------

Thomas E. Siegler                        39 Wildwood Drive
                                         Dix Hills, New York 11746

Claire M. Power                          210 W. 101 Street - #8B
                                         New York, New York 10025

Paul J. Camilleri                        62-91 60th Street
                                         Ridgewood, New York 11385


         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 12th day of April, 1988.

                                            /s/ Thomas E. Siegler (L.S.)

STATE OF NEW YORK          )
                           :   SS.:
COUNTY OF NEW YORK         )

         Thomas E. Siegler being duly sworn, says:

         That he is the person described in and who executed the foregoing Certificate of Incorporation under the General Corporation Law of Delaware and that it is his act and deed and that the facts stated therein are true.



                                                     /s/ Thomas E. Siegler
                                                     ---------------------

Subscribed and sworn to before me this 12th day of April, 1988.


/s/ Gail E. Corson
------------------